Exhibit 99.2

Business Update March 9, 2011

Forward-Looking Statements Certain statements contained herein (including our first quarter and full year 2011 guidance) are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would," and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company's water bottle exchange and water bottle refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industry in general, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability or failure to close the Omnifrio acquisition, the Company's inability to efficiently and effectively integrate the Culligan and Omnifrio acquisitions with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to introduce and produce new product offerings, and the failure of lenders to honor their commitments under the Company's credit facility, as well as other risks described more fully in the Company's Prospectus filed with the Securities and Exchange Commission on November 5, 2010. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases. 2 2

Use of Non-GAAP Financial Measures To supplement its financial statements, Primo also provides investors with non-GAAP pro forma net income (loss) per share and pro forma EBITDA, which are non-GAAP financial measures. Primo believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Primo management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These measures are also presented to the Primo's board of directors.EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax (benefit) expense. Pro forma EBITDA consists of EBITDA plus non-cash, share-based compensation expense and costs related to acquisitions. Primo uses pro forma EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes from operating results the impact of the Company's capital structure and non-recurring charges related to acquisitions. Primo believes pro forma EBITDA is useful to an investor in evaluating the Company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and presents a meaningful measure of corporate performance exclusive of the Company's capital structure and the method by which assets were acquired. Primo also uses pro forma EBITDA for purposes of determining executive and senior management incentive compensation. Non-GAAP pro forma fully-diluted, fully-taxed net income (loss) per share consists of net income (loss) plus non-cash, share-based compensation expense, non-recurring acquisition related expense and amortization expense related to intangible assets less the pro forma effect of fully taxed income divided by the weighted average number of shares of common stock outstanding during each period. Primo believes non-GAAP pro forma net income (loss) per share is useful to an investor because it is widely used to measure a company's operating performance.These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations. 3

Executive Summary Highlights Fourth Quarter 2010 Preliminary ResultsFirst Quarter 2011 and Full-Year 2011 GuidanceAcquisitions:Culligan CanadaOmnifrio 4

Financial Guidance

($ in millions except per share and locations)	Q4 2010 [1]	Q1 2011 Guidance [2]	2011 Guidance [2]
Financials:			
Net Sales	$12.7	$15.9 - $16.3	$116.0 - $123.0
Non-GAAP Pro Forma EBITDA	$0.0 - $0.2	$1.8 - $2.6	$16.0 - $20.0
GAAP Income (Loss) from Operations	($3.9) - ($4.2)	($0.4) - ($1.2)	$5.3 - $7.5
GAAP Fully-Diluted Income (Loss) per Share	($0.95) - ($1.00)	($0.07) - ($0.11)	$0.06 - $0.15
Non-GAAP Pro Forma Fully-Diluted, Fully-Taxed Income (Loss) per Share	($0.12) - ($0.15)	($0.04) - $0.00	$0.16 - $0.24
Total Locations	12,600	14,500 - 14,900	18,700 - 19,700

Highlights

- Q4 2010 net sales of $12.7 million, in line with prior guidance
  - Major mass merchant retailer switched to more aggressive national installation schedule
  - Shift of installs from Q4 2010 to Q1 2011
- Q1 2011 net sales expected to increase by 80% to 85% over prior year
- FY 2011 net sales expected to increase by 260% to 275% over prior year
  - Reaffirming annual location growth of 5,700 – 6,700, for a total of 18,700 – 19,700 by end of FY 2011

(1) The pro forma adjustments include preferred stock beneficial conversion charge, shared based compensation charge, modification of warrants charge and acquisition related charges.
(2) Includes impact of the Omnifrio and Culligan Canada acquisitions. The adjustments from the GAAP to non-GAAP measures consist of adjustments related to stock-based compensation, non-recurring acquisition related costs and the impact of applying full tax.

The Responsible Choice 5 PRIMO

Proven Retail Solution For Rapid Expansion Total Location Growth 6

Culligan Canada

- **Business Overview**
  - Exchange Locations: 600
  - Stores: Walmart, The Home Depot, Zellers, Sobeys
  - Existing Culligan distribution network to serve as Primo distributors
  - Provides immediate network of regional operators and major retailers in Canada
    - Leverage acquired network to roll-out Canadian locations of existing U.S. customers
  - Expected to be approximately $0.01 accretive in 2011 on a fully-diluted, fully-taxed basis

	2010 Financial Performance (1)
Revenue	$3.0 million
Pro Forma EBITDA	$0.6 million
Pro Forma Income from Operations	$0.3 million

- **Transaction Overview**
  - Total Purchase Price: $5.4 million
    - Cash: $1.6 million
    - Stock: $3.8 million
- **Lock-up Agreement**
  - Shares will be subject to current Culligan lock-up agreement and registration rights agreement
  - Lock-Up Expiration – May 2011

(1) The pro forma adjustment reflects operation of the business using the Primo US business model, with regional operators performing the bottling and delivery of water for a fixed fee. The difference between pro forma income from operations and EBITDA is due to depreciation and amortization.

The Responsible Choice 7 PRIMO

Omnifrio Acquisition

- Strategy
  - Attract more households for Primo Water
  - Capitalize on market demand for single-serve convenience
  - Integrate with existing products
  - Leverage Primo retail relationships & exchange network
  - Continuation of Razor-Razorblade business model
- Razor: Innovative single-serve carbonated beverage appliance
  - Provides healthy drink options (approximately 30 flavors)
  - Initial placement in specialty and catalog retailers
  - Builds on platform of reducing waste in landfills
- Razorblade: Attractive consumer products
  - High margin / recurring revenue – S-Cups flavor business
  - High margin / recurring revenue – CO_2 cylinder exchange business
- Significant IP developed (4 years in R&D)
- Financial Guidance:
  - No historical sales – products expected to ship Q4 2011
  - Expect acquisition to be accretive to earnings and contribute $6.0 – $8.0 million to EBITDA in FY 2012



Omnifrio



	Expected 2011 Financial Impact on Primo [1]
Revenue	$2.0 - $4.0 million
Non-GAAP Pro Forma EBITDA	($4.0) - ($5.0) million
GAAP Loss from Operations	($4.6) - ($5.8) million
GAAP Fully-Diluted EPS	($0.23) - ($0.29)
Non-GAAP Pro Forma Fully-Diluted Fully-Taxed EPS	($0.14) - ($0.17)

(1) The difference in the GAAP and non-GAAP measures represents an add-back for intangible amortization of approximately $0.4 million and application of the full tax effect.

The Responsible Choice
8
PRIMO

Omnifrio Business Model

Products	Consumables	Exchange	
Appliance	S-Cups	CO_2 Cylinders	Primo Water





- Sparkling Flavor Waters
- Vitamin Flavor Waters
- Sport Drinks
- Energy Drinks
- Natural Flavor Teas
- Sugar Free Sodas
- Sugar Free Sodas w/ Vitamins
- Sparkling Sodas
- Herbal Gourmet Sodas
- Spanish Sodas




PRIMO

Razor	Razorblade	Razorblade	Razorblade

With future integration with Primo dispenser.

The Responsible Choice
9
PRIMO

Omnifrio Terms

- Total Purchase Price: Up to $13.1 million
  - Cash: Up to $7.0 million ($2.0 million to be paid 15 months after closing)
  - Stock: $6.1 million

- Consulting Agreement with Principal
  - 3 years at $150,000/year

- Lock-up agreement
  - $3.0 million of stock expires – May 2011
  - Remaining $3.1 million of stock expires two years after closing date

- Expected to close within 45 days

The Responsible Choice
10
PRIMO

Primo's New Innovative Modular Dispenser Line

- Integrate cold / hot beverage systems with bottom-loading water dispensers
- Modular snap-in integration
- Coffee module will be available in Q4 2011
- Countertop Omnifrio units available at specialty and catalog retailers in Q4 2011
- Integrated unit (single-serve carbonated beverage) and water dispenser available in 2012
- Expand target market beyond households – office
- Check investor relations on the Primo website for additional video, press releases and other information



The Responsible Choice
11 PRIMO

Primo's Expanding Market Opportunity Source: Company calculations from industry data. 12

Strategy 13 Single-Vendor Solution Razor - Products Exchange Refill Razorblades Geographic Reach Drive Consumer Adoption Pursue Strategic Acquisitions Increase Same Store Sales Rapidly Add Retail Locations Develop and Install Other Hydration Solutions Consumables Omnifrio Exchange Refill Culligan Canada